UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2006 (April 11, 2006)

THE NASDAQ STOCK MARKET, INC.

(Exact name of Company as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Company’s telephone number, including area code: (212) 401-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01. Entry into a Material Definitive Agreement.

Agreement to Acquire Minority Stake in London Stock Exchange plc: On April 11, 2006, Nightingale Acquisition Limited, a private limited company formed under the laws of England and Wales and a wholly-owned subsidiary of The Nasdaq Stock Market, Inc., agreed to purchase 38,100,000 shares or 14.99% of the issued share capital of the LSE, at a price of 1,175 pence per share. The total consideration represents approximately GBP 447.7 million, or approximately $781.7 million, based on an exchange rate of 1.7460 U.S. Dollars per British Pound as of April 11, 2006. Nasdaq agreed to purchase 35,404,265 of the LSE shares from Threadneedle Asset Management Limited, and agreed to purchase the balance from another LSE shareholder. Nasdaq will complete the share purchase on April 18, 2006.

The Credit Agreements. To finance the share purchase, Nasdaq entered into the following credit agreements (the “BOA Credit Facility”), which will each become effective on April 18, 2006:

•	Credit Agreement, dated as of April 11, 2006, among Nasdaq, the financial institutions that are or may from time to time become parties thereto, Bank of America, N.A., as Administrative Agent, Swingline Lender and Issuing Bank, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager.

•	Term Loan Credit Agreement, dated as of April 11, 2006, among Nasdaq, Nightingale Acquisition Limited, the financial institutions that are or may from time to time become parties thereto, Banc of America Bridge LLC, as Administrative Agent, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager.

The BOA Credit Facility provides for credit of up to $1.925 billion of senior secured financing. The $1.925 billion available under the BOA Credit Facility includes (1) a five-year $75.0 million revolving credit facility, with a letter of credit subfacility and swingline loan subfacility; (2) a six-year $750.0 million senior term loan facility; and (3) a six-year $1.1 billion secured term loan facility structured as a delayed-draw term loan. The interest rate on loans made under BOA Credit Facility is expected to be either (1) a rate per annum equal to the greater of (a) the rate announced from time to time by Bank of America, N.A. as its “prime rate” and (b) the federal funds effective rate plus 1/2 of 1% or (2) at the “LIBO Rate” used by Bank of America, N.A., in each case, plus an applicable margin that varies depending upon the ratings of the loans under the BOA Credit Facility most recently received by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group, Inc. Nasdaq has also agreed to pay customary fees and expenses related to the BOA Credit Facility and to provide customary indemnities.

The BOA Credit Facility will replace Nasdaq’s existing credit agreement, dated as of December 8, 2005, among Nasdaq, the financial institutions that are or may from time to time become parties thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent for the lenders, and J.P. Morgan Securities Inc. and Merrill Lynch, as Joint Bookrunners and Co-Lead Arrangers for the lenders. On April 18, 2006, Nasdaq will terminate the existing credit agreement and repay its approximately $748.1 million of borrowings under that facility in full. The terms and conditions of the existing credit agreement are described in Nasdaq’s Form 8-K, filed on December 14, 2005, and in Nasdaq’s Form 10-K, filed on March 15, 2006, and those descriptions are incorporated herein by reference.

Nasdaq’s obligations under the BOA Credit Facility will be secured by a security interest in and liens upon substantially all of the assets of Nasdaq and its subsidiaries. All of Nasdaq’s domestic subsidiaries will be guarantors of its obligations under the BOA Credit Facility, excluding the regulated broker-dealer subsidiaries, the insurance-related subsidiaries and the “trade reporting facility,” which we expect to form in later in 2006.

The BOA Credit Facility contains customary negative covenants on Nasdaq and its subsidiaries, including the following:

•	maintenance of minimum interest expense coverage ratio and maximum covenant leverage ratio;
•	limitations on the payment of dividends and redemptions of Nasdaq’s capital stock;
•	limitations on loans, guarantees, investments, incurrence of debt and hedging arrangements;
•	limitations on issuance and amendment of preferred stock and amendment of subordinated debt agreements;
•	prohibition of prepayments, redemptions and repurchases of debt other than debt under the credit facility;
•	limitations on liens and sale-leaseback transactions;
•	limitations on mergers, recapitalizations, acquisitions and asset sales;
•	limitations on transactions with affiliates;
•	limitations on restrictions on liens and other restrictive agreements; and
•	limitations on changes in our business.

The BOA Credit Facility also contains customary affirmative covenants, including access to financial statements, notice of trigger events and defaults, and maintenance of business and insurance, and events of default, as well as cross-defaults with both Nasdaq’s $205.0 million convertible notes and $240.0 million convertible notes and associated warrants and any then outstanding subordinated debt.

Nasdaq is permitted to repay borrowings under the credit facility at any time in whole or in part, subject to Nasdaq’s remaining in compliance with the covenants discussed above and Nasdaq’s obligation to pay additional fees in certain circumstances. Beginning in 2007, Nasdaq also is required to use a percentage of its excess cash flow, as defined in the BOA Credit Facility and calculated with respect to the prior fiscal year, to repay loans outstanding under the BOA Credit Facility. The percentage of cash flow Nasdaq is required to use for repayments varies depending on Nasdaq’s leverage ratio at the end of the year for which cash flow is calculated, with the maximum repayment percentage set at 50.0% of excess cash flow.

Copies of the Credit Agreement and Term Loan Credit Agreement are attached as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company

See Item 1.01, which is incorporated by reference.

Item	9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Credit Agreement, dated as of April 11, 2006 among The Nasdaq Stock Market, Inc. and the other parties thereto.

99.2	Term Loan Credit Agreement, dated as of April 11, 2006, among The Nasdaq Stock Market, Inc., Nightingale Acquisition Limited and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2006	THE NASDAQ STOCK MARKET, INC.

	By:	/s/ Edward S. Knight
Edward S. Knight Executive Vice President and General Counsel